Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 25, 2019, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations Justin Roberts, Investor Relations 503-684-7000

Greenbrier Reports Fourth Quarter and Fiscal Year Results

~ Record revenue of $3.0 billion and deliveries of 23,400 units ~

~ American Railcar Industries (ARI) manufacturing integration underway; Synergies of $15 million expected in fiscal 2020 ~

~ Provides guidance for 2020 ~

Lake Oswego, Oregon, October 25, 2019 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its fourth fiscal quarter and year ended August 31, 2019.

Fourth Quarter Highlights

•

Net earnings attributable to Greenbrier for the quarter were $35.1 million, or $1.06 per diluted share, on record revenue of $914.2 million. Quarterly results include $8.2 million, net of tax, ($0.25 per share) in costs related to the ARI acquisition.

•	Adjusted net earnings attributable to Greenbrier were $43.3 million ($1.31 per diluted share) excluding the ARI acquisition costs.

•	Adjusted EBITDA for the quarter was $109.4 million, or 12.0% of revenue.

•	Record new railcar deliveries totaled 7,300 units for the quarter.

•	Diversified orders of 4,900 railcars were received during the quarter, valued at over $500.0 million.

•

New railcar backlog was 30,300 units with an estimated value of $3.3 billion. Backlog reflects the transfer of 10,600 units from ARI and the removal of 3,500 small cube covered hoppers for sand service for which the company realized negotiated economic benefits. Remaining backlog does not include any other orders for the sand market.

•	Marine backlog exceeds $100 million and extends through calendar 2020.

•	Board declares a quarterly dividend of $0.25 per share, payable on December 4, 2019 to shareholders of record as of November 13, 2019.

•	Dividend yield approximately 3.1% as of October 24, 2019.

Fiscal Year 2019 Highlights

•

Net earnings attributable to Greenbrier for the year were $71.1 million, or $2.14 per diluted share, on record revenue of $3.0 billion. Adjusted net earnings attributable to Greenbrier for the year were $95.2 million, or $2.87 per diluted share, excluding the non-cash goodwill impairment charge and ARI acquisition costs.

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 2

Fiscal Year 2019 Highlights (Cont.)

•	Adjusted EBITDA for the year was $290.9 million, or 9.6% of revenue.

•	Record new railcar deliveries totaled 23,400 units for the year.

•	Orders of 20,600 units valued at approximately $2.2 billion across a broad range of railcar types with over 20% originating internationally.

•	Cash provided by operating activities exceeded $125 million for the second half of the year.

William A. Furman, Chairman & CEO said, “Greenbrier ended its fiscal 2019 with positive momentum. We enter fiscal 2020 supported by solid railcar order activity and improvements in operational areas that caused headwinds in 2019. We are pleased that in the fourth quarter, both deliveries and earnings met expectations. A robust backlog exceeding 30,000 units, valued at over $3 billion, combined with a healthy balance sheet provides optionality for the future. Greenbrier’s strategy remains focused on four elements: 1) reinforcing core North American markets, 2) executing on our international strategy while improving profitability, 3) robust development of the talent pipeline and 4) continuing to grow the business at scale.”

Furman concluded, “Recent progress and opportunities in Europe and other international markets are positive. We are optimistic about long term success in these markets. In North America, we completed the largest acquisition in Greenbrier’s history in late July. We have been actively welcoming new colleagues and integrating the new manufacturing operations. We expect to generate approximately $15 million in synergies in fiscal 2020, consistent with our initial expectations. The ARI acquisition adds talent in manufacturing, engineering and other fields. With this long-contemplated transaction now complete, Greenbrier is one of the largest freight railcar builders and railcar service providers in the world.”

Business Outlook

Based on current business trends and production schedules for fiscal 2020, Greenbrier believes:

•	Deliveries will be 26,000 – 28,000 units including Greenbrier-Maxion (Brazil) which will account for approximately 2,000 units

•	Revenue will be approximately $3.5 billion

•	Diluted EPS of $2.60 – $3.00 excluding approximately $20 – $25 million of pre-tax integration and acquisition-related expenses from the ARI acquisition

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 3

Financial Summary

	Q4 FY19		Q3 FY19		Sequential Comparison – Main Drivers
Revenue	$914.2M		$856.2M		Record quarterly revenue driven by higher deliveries
Gross margin	14.6%		12.4%		Primarily higher deliveries and strong syndication activity
Selling and administrative expense	$60.6M		$54.4M		Q4 includes $11.0 million and Q3 includes $5.8 million of ARI acquisition expense
Net gain on disposition of equipment	$3.5M		$11.0M		Lower lease fleet portfolio sales
Adjusted EBITDA	$109.4		$84.4M		Increased operating earnings; see reconciliation on page 12
Effective tax rate	25.0%		30.0%		Q4 tax rate in line with annual expectations
Loss from unconsolidated affiliates	$0.9M		$4.6M		Improvement in Brazil operations
Net earnings attributable to noncontrolling interest	$15.7M		$10.6M		Higher GIMSA JV deliveries
Adjusted net earnings attributable to Greenbrier	$43.3M	(1)	$29.6M	(2)	Increased operating earnings driven by higher deliveries and improved gross margin
Adjusted diluted EPS	$1.31	(1)	$0.89	(2)

(1)	Excludes expense of $8.2 million ($0.25 per share), net of tax, associated with ARI acquisition costs
(2)	Excludes $10.0 million ($0.30 per share) non-cash impact associated with a goodwill impairment charge and expense of $4.3 million ($0.13 per share), net of tax, associated with ARI acquisition costs

Segment Summary

	Q4 FY19	Q3 FY19	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$802.1M	$681.6M	Increase driven by higher deliveries
Gross margin	14.5%	13.3%	Higher deliveries and increased syndication activity
Operating margin (1)	11.8%	10.6%
Deliveries (2)	7,300	6,500	Record quarterly deliveries
Wheels, Repair & Parts
Revenue	$85.7M	$125.0M	Lower volumes driven by decreased rail traffic
Gross margin	4.7%	4.1%	Improved Wheels and Parts profitability partially offset by Repair operations
Operating margin (1)	(0.2%)	(7.1%)
Leasing & Services
Revenue	$26.4M	$49.6M	Less secondary market syndication activity
Gross margin	50.7%	21.4%	More normalized margin levels reflecting less secondary market syndication activity
Operating margin (1) (3)	41.2%	30.9%

(1)	See supplemental segment information on page 11 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margin.
(3)	Includes Net gain on disposition of equipment, which is not included in gross margin.

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter 2019 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 25, 2019

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of 9,400 railcars and performs management services for 380,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words, and variations of words, such as “affirms,” “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, the information under the heading “Business Outlook” and any other information regarding future performance and strategies. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, economic downturns (global or national); reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; integration of past or future acquisitions, including the integration of the manufacturing business of American Railcar Industries, and establishment of joint ventures; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; interest rate fluctuations and volatility in global or national financial markets; loss of one or more significant customers; customer order or payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; risks related to operations outside of the U.S. including economic or political instability, dishonoring of contracts, exchange rates, diminishment of property rights; violations of anti-corruption laws; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel, energy, or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 5

delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; inability to compete successfully; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; inability to lease railcars at favorable rates and on favorable terms; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; a decline in performance or demand, oversupply, or increase in efficiency, of the rail freight industry; and issues arising from investigations of whistleblower complaints. More information on these risks and other potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and subsequent Form 10-Q filings. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier, Adjusted diluted EPS and Diluted EPS range excluding integration and acquisition-related expenses from the ARI acquisition are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. Diluted EPS range excluding integration and acquisition-related expenses from the ARI acquisition exclude integration and acquisition-related expenses from the ARI acquisition. We believe this assists in comparing our performance across reporting periods.

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2019	May 31, 2019	February 28, 2019	November 30, 2018	August 31, 2018
Assets
Cash and cash equivalents	$329,684	$359,625	$341,500	$462,797	$530,655
Restricted cash	8,803	21,471	21,584	8,872	8,819
Accounts receivable, net	373,383	330,385	335,732	306,917	348,406
Inventories	664,693	592,099	574,146	492,573	432,314
Leased railcars for syndication	182,269	130,489	163,472	233,415	130,926
Equipment on operating leases, net	366,688	376,241	381,336	317,282	322,855
Property, plant and equipment, net	717,973	478,502	472,739	461,120	457,196
Investment in unconsolidated affiliates	91,818	53,036	58,685	58,682	61,414
Intangibles and other assets, net	125,379	97,022	101,284	95,958	94,668
Goodwill	129,947	74,318	82,743	77,508	78,211

	$2,990,637	$2,513,188	$2,533,221	$2,515,124	$2,465,464

Liabilities and Equity
Revolving notes	$27,115	$25,952	$22,323	$22,189	$27,725
Accounts payable and accrued liabilities	568,360	473,106	474,863	438,304	449,857
Deferred income taxes	13,946	12,089	29,481	30,631	31,740
Deferred revenue	85,070	76,170	91,533	108,566	105,954
Notes payable, net	822,885	483,918	486,107	487,764	436,205
Contingently redeemable noncontrolling interest	31,564	24,722	25,637	28,449	29,768
Total equity - Greenbrier	1,276,730	1,262,315	1,257,818	1,257,631	1,250,101
Noncontrolling interest	164,967	154,916	145,459	141,590	134,114

Total equity	1,441,697	1,417,231	1,403,277	1,399,221	1,384,215

	$2,990,637	$2,513,188	$2,533,221	$2,515,124	$2,465,464

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Years Ended August 31,
	2019	2018	2017
Revenue
Manufacturing	$2,431,499	$2,044,586	$1,725,188
Wheels, Repair & Parts	444,502	347,023	312,679
Leasing & Services	157,590	127,855	131,297

	3,033,591	2,519,464	2,169,164
Cost of revenue
Manufacturing	2,137,625	1,727,407	1,373,967
Wheels, Repair & Parts	420,890	318,330	288,336
Leasing & Services	108,590	64,672	85,562

	2,667,105	2,110,409	1,747,865
Margin	366,486	409,055	421,299
Selling and administrative	213,308	200,439	170,607
Net gain on disposition of equipment	(40,963)	(44,369)	(9,740)
Goodwill impairment	10,025	—	—

Earnings from operations	184,116	252,985	260,432
Other costs
Interest and foreign exchange	30,912	29,368	24,192

Earnings before income tax and loss from unconsolidated affiliates	153,204	223,617	236,240
Income tax expense	(41,588)	(32,893)	(64,014)

Earnings before loss from unconsolidated affiliates	111,616	190,724	172,226
Loss from unconsolidated affiliates	(5,805)	(18,661)	(11,764)

Net earnings	105,811	172,063	160,462
Net earnings attributable to noncontrolling interest	(34,735)	(20,282)	(44,395)

Net earnings attributable to Greenbrier	$71,076	$151,781	$116,067

Basic earnings per common share	$2.18	$4.92	$3.97
Diluted earnings per common share	$2.14	$4.68	$3.65
Weighted average common shares
Basic	32,615	30,857	29,225
Diluted	33,165	32,835	32,562
Dividends declared per common share	$1.00	$0.96	$0.86

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended August 31,
	2019	2018	2017
Cash flows from operating activities:
Net earnings	$105,811	$172,063	$160,462
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(20,225)	(40,496)	4,377
Depreciation and amortization	83,731	74,356	65,129
Net gain on disposition of equipment	(40,963)	(44,369)	(9,740)
Stock based compensation expense	11,153	29,314	26,427
Accretion of debt discount	4,458	4,171	2,340
Noncontrolling interest adjustments	7,402	2,864	(677)
Goodwill Impairment	10,025	—	—
Other	145	1,688	(845)
Decrease (increase) in assets:
Accounts receivable, net	13,022	(83,551)	(25,272)
Inventories	(143,168)	(26,592)	(2,787)
Leased railcars for syndication	(96,110)	(54,023)	41,015
Other	6,843	34,115	17,558
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	55,910	54,032	(25,422)
Deferred revenue	(19,275)	(20,231)	33,039

Net cash provided by (used in) operating activities	(21,241)	103,341	285,604

Cash flows from investing activities:
Acquisitions, net of cash acquired	(361,878)	(34,874)	(27,127)
Proceeds from sales of assets	125,427	153,224	24,149
Capital expenditures	(198,233)	(176,848)	(86,065)
Investment in and advances to unconsolidated affiliates	(11,393)	(26,455)	(40,632)
Cash distribution from joint ventures	2,096	4,661	550

Net cash used in investing activities	(443,981)	(80,292)	(129,125)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	(105)	23,401	4,324
Proceeds from issuance of notes payable	525,000	13,771	276,093
Repayments of notes payable	(182,971)	(22,269)	(8,297)
Debt issuance costs	(8,630)	—	(9,082)
Dividends	(33,193)	(29,914)	(24,890)
Cash distribution to joint venture partner	(16,879)	(73,033)	(28,511)
Investment by joint venture partner	—	6,500	—
Tax payments for net share settlement of restricted stock	(6,321)	(7,723)	(5,215)

Net cash provided by (used in) financing activities	276,901	(89,267)	204,422

Effect of exchange rate changes	(12,666)	(14,666)	12,499
Increase (decrease) in cash and cash equivalents and restricted cash	(200,987)	(80,884)	373,400
Cash and cash equivalents and restricted cash
Beginning of period	539,474	620,358	246,958

End of period	$338,487	$539,474	$620,358

Balance Sheet Reconciliation:
Cash and cash equivalents	$329,684	$530,655	$611,466
Restricted cash	8,803	8,819	8,892

Total cash and cash equivalents and restricted cash as presented above	$338,487	$539,474	$620,358

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2019 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$471,789	$476,019	$681,588	$802,103	$2,431,499
Wheels, Repair & Parts	108,543	125,278	124,980	85,701	444,502
Leasing & Services	24,191	57,374	49,584	26,441	157,590

	604,523	658,671	856,152	914,245	3,033,591
Cost of revenue
Manufacturing	417,805	442,996	590,788	686,036	2,137,625
Wheels, Repair & Parts	100,978	118,455	119,821	81,636	420,890
Leasing & Services	13,207	43,376	38,971	13,036	108,590

	531,990	604,827	749,580	780,708	2,667,105
Margin	72,533	53,844	106,572	133,537	366,486
Selling and administrative expense	50,432	47,892	54,377	60,607	213,308
Net gain on disposition of equipment	(14,353)	(12,102)	(11,019)	(3,489)	(40,963)
Goodwill impairment	—	—	10,025	—	10,025

Earnings from operations	36,454	18,054	53,189	76,419	184,116
Other costs
Interest and foreign exchange	4,404	9,237	9,770	7,501	30,912

Earnings before income tax and earnings (loss) from unconsolidated affiliates	32,050	8,817	43,419	68,918	153,204
Income tax expense	(9,135)	(2,248)	(13,008)	(17,197)	(41,588)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	6,569	30,411	51,721	111,616
Earnings (loss) from unconsolidated affiliates	467	(786)	(4,564)	(922)	(5,805)

Net earnings	23,382	5,783	25,847	50,799	105,811
Net earnings attributable to noncontrolling interest	(5,426)	(3,018)	(10,599)	(15,692)	(34,735)

Net earnings attributable to Greenbrier	$17,956	$2,765	$15,248	$35,107	$71,076

Basic earnings per common share (1)	$0.55	$0.08	$0.47	$1.08	$2.18
Diluted earnings per common share (1)	$0.54	$0.08	$0.46	$1.06	$2.14

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated by including the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, 2.25% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved.

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2018 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$451,485	$511,827	$510,099	$571,175	$2,044,586
Wheels, Repair & Parts	78,011	88,710	94,515	85,787	347,023
Leasing & Services	30,039	28,799	36,773	32,244	127,855

	559,535	629,336	641,387	689,206	2,519,464
Cost of revenue
Manufacturing	380,850	429,165	427,875	489,517	1,727,407
Wheels, Repair & Parts	72,506	80,708	85,850	79,266	318,330
Leasing & Services	16,865	14,116	19,155	14,536	64,672

	470,221	523,989	532,880	583,319	2,110,409
Margin	89,314	105,347	108,507	105,887	409,055
Selling and administrative expense	47,043	50,294	51,793	51,309	200,439
Net gain on disposition of equipment	(19,171)	(5,817)	(14,825)	(4,556)	(44,369)

Earnings from operations	61,442	60,870	71,539	59,134	252,985
Other costs
Interest and foreign exchange	7,020	7,029	6,533	8,786	29,368

Earnings before income tax and earnings (loss) from unconsolidated affiliates	54,422	53,841	65,006	50,348	223,617
Income tax benefit (expense)	(18,135)	11,301	(15,944)	(10,115)	(32,893)

Earnings before earnings (loss) from unconsolidated affiliates	36,287	65,142	49,062	40,233	190,724
Earnings (loss) from unconsolidated affiliates	(2,910)	147	(12,823)	(3,075)	(18,661)

Net earnings	33,377	65,289	36,239	37,158	172,063
Net earnings attributable to noncontrolling interest	(7,124)	(3,647)	(3,288)	(6,223)	(20,282)

Net earnings attributable to Greenbrier	$26,253	$61,642	$32,951	$30,935	$151,781

Basic earnings per common share (1)	$0.90	$2.10	$1.03	$0.95	$4.92
Diluted earnings per common share (1)	$0.83	$1.91	$1.01	$0.94	$4.68

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted EPS is calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2.875% Convertible notes, restricted stock units that are not considered participating securities and performance based restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 3.5% Convertible notes during the periods in which they were outstanding. Under the “if converted” method, debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 3.5% Convertible notes are included in the calculation of both approaches using the treasury stock method when the average stock price is greater than the applicable conversion price.

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended August 31, 2019:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$802,103	$14,829	$816,932	$94,628	$1,579	$96,207
Wheels, Repair & Parts	85,701	11,826	97,527	(191)	640	449
Leasing & Services	26,441	13,482	39,923	10,883	13,061	23,944
Eliminations	—	(40,137)	(40,137)	—	(15,280)	(15,280)
Corporate	—	—	—	(28,901)	—	(28,901)

	$914,245	$—	$914,245	$76,419	$—	$76,419

Three months ended May 31, 2019:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$681,588	$29,201	$710,789	$72,110	2,000	$74,110
Wheels, Repair & Parts	124,980	11,601	136,581	(8,820)	808	(8,012)
Leasing & Services	49,584	5,848	55,432	15,337	4,913	20,250
Eliminations	—	(46,650)	(46,650)	—	(7,721)	(7,721)
Corporate	—	—	—	(25,438)	—	(25,438)

	$856,152	$—	$856,152	$53,189	$—	$53,189

	Total assets
	August 31, 2019	May 31, 2019
Manufacturing	$1,606,571	$1,143,718
Wheels, Repair & Parts	306,725	307,630
Leasing & Services	708,799	650,483
Unallocated	368,542	411,357

	$2,990,637	$2,513,188

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended		Year Ended
	August 31, 2019	May 31, 2019	August 31, 2019
Net earnings	$50,799	$25,847	$105,811
Interest and foreign exchange	7,501	9,770	30,912
Income tax expense	17,197	13,008	41,588
Depreciation and amortization	22,898	20,018	83,731
Goodwill impairment	—	10,025	10,025
ARI acquisition costs	10,971	5,761	18,820

Adjusted EBITDA	$109,366	$84,429	$290,887

	Three Months Ended August 31, 2019	Year Ended August 31, 2019
Backlog Activity (units) (1)
Beginning backlog	26,100	27,400
Orders received	4,900	20,600
Transfer of ARI backlog	10,600	10,600
Removal of small cube hoppers	(3,500)	(3,500)
Produced onto Balance Sheet	(2,300)	(6,200)
Produced & delivered from backlog	(5,500)	(18,600)

Ending backlog	30,300	30,300

Delivery Information (units) (1)
Production sold directly to third parties	5,500	18,600
Sales of Leased railcars for syndication	1,800	4,800

Total deliveries	7,300	23,400

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Fourth Quarter Results… (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended		Year Ended
	August 31, 2019	May 31, 2019	August 31, 2019
Weighted average basic common shares outstanding (1)	32,591	32,603	32,615
Dilutive effect of convertible notes (2)	—	—	—
Dilutive effect of restricted stock units (3)	585	580	550

Weighted average diluted common shares outstanding	33,176	33,183	33,165

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2.875% Convertible notes issued in February 2017 and the 2.25% Convertible notes issued in July 2019 were excluded for the periods in which they were outstanding as the average stock price was less than the applicable conversion price and therefore was anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted common shares outstanding when the Company is in a net earnings position.

Reconciliation of Net earnings attributable to Greenbrier to Adjusted net earnings attributable to Greenbrier

	Three Months Ended		Year Ended
	August 31, 2019	May 31, 2019	August 31, 2019
Net earnings attributable to Greenbrier	$35,107	$15,248	$71,076
Goodwill impairment	—	10,025	10,025
ARI acquisition costs, net of tax	8,228	4,285	14,079

Adjusted net earnings attributable to Greenbrier	$43,335	$29,558	$95,180

Reconciliation of Diluted earnings per share to Adjusted diluted earnings per share

	Three Months Ended				Year Ended
	August 31, 2019		May 31, 2019		August 31, 2019
Diluted earnings per share	$1.06		$0.46		$2.14
Goodwill impairment	—		0.30	(1)	0.30	(1)
ARI acquisition costs	0.25	(3)	0.13	(2)	0.43	(4)

Adjusted diluted earnings per share	$1.31		$0.89		$2.87

(1)

Goodwill impairment of $10.0 million divided by weighted average diluted common shares outstanding of 33,183 for the three months ended May 31, 2019 and divided by weighted average diluted common shares outstanding of 33,165 for the year ended August 31, 2019.

(2)	ARI acquisition costs of $4.3 million, net of tax, divided by weighted average diluted common shares outstanding of 33,183 for the three months ended May 31, 2019.
(3)	ARI integration costs of $8.2 million, net of tax, divided by weighted average diluted common shares outstanding of 33,176 for the three months ended August 31, 2019.
(4)	ARI integration costs of $14.1 million, net of tax, divided by weighted average diluted common shares outstanding of 33,165 for the year ended August 31, 2019.

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